As filed with the Securities and Exchange Commission on June 12, 2024.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LivaNova PLC
(Exact name of Registrant as specified in its charter)

England and Wales	98-1268150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20 Eastbourne Terrace
London, United Kingdom	W2 6LG
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated LivaNova PLC 2022 Incentive Award Plan
LivaNova PLC 2015 Incentive Award Plan
(Full title of the plan)

Company Secretariat
LivaNova Plc
c/o
LivaNova USA, Inc.
100 Cyberonics Blvd.
Houston, Texas 77058
United States
(Name and Address of agent of service)

(281) 228-7200
(Telephone number, including area code, of agent of service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”).

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional (i) 1,200,000 ordinary shares, par value £1.00 per share (the “Ordinary Shares”), of LivaNova PLC (the “Registrant”) that may be issued under the Registrant’s Amended and Restated LivaNova PLC 2022 Incentive Award Plan (the “A&R 2022 Plan”), (ii) 1,200,000 Ordinary Shares that may become available for issuance under the A&R 2022 Plan as a result of outstanding awards under the A&R 2022 Plan being (a) forfeited, lapsed, or expired, (b) converted to shares of another company in connection with a takeover, sale, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, (c) settled for cash (in whole or in part) or (d) repurchased by the Registrant and (iii) 100,000 Ordinary Shares that may be issued under the Registrant’s LivaNova PLC 2015 Incentive Award Plan, as amended (the “2015 Plan”).

The Ordinary Shares are securities of the same class as those securities registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2023 (Registration No. 333-273450), June 13, 2022 (Registration No. 333-265563) and October 19, 2015 (Registration No. 333-207478) which are hereby incorporated by reference, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement, consistent with General Instruction E to Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed by the Registrant with the Commission are incorporated into this Registration Statement by reference:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024 (including the information specifically incorporated by reference therein from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 26, 2024);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 3, 2024;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2024, February 5, 2024, March 8, 2024 and June 12, 2024; and

(d)	the description of the Registrant’s securities contained in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are described below.

Exhibit Number	Exhibit
4.1
Amended Articles of Association of LivaNova PLC, effective as from June 29, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on July 29, 2020 (File No. 001-37599))

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

10.1	Amended and Restated LivaNova PLC 2022 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 16, 2023 (File No. 001-37599))

10.2
Amendment No. 1 to the Amended and Restated LivaNova PLC 2022 Incentive Award Plan, dated April 17, 2024 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2024 (Commission File No. 001-37599))

10.3
2015 Incentive Award Plan and related Sub-Plan for UK Participants, adopted on October 16, 2015 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K12B, filed on October 19, 2015 (File No. 001-37599))

10.4
Amendment to the LivaNova Plc 2015 Incentive Award Plan, dated 13 June 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q, filed on August 3, 2022 (File No. 001-37599))

10.5
Amendment No. 2 to the LivaNova PLC 2015 Incentive Award Plan, dated April 17, 2024 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2024 (Commission File No. 001-37599))

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page hereto)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on June 12, 2024.

LivaNova PLC

By:	/s/ Vladimir Makatsaria
Vladimir Makatsaria
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Hutchinson and Sarah Mohr as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vladimir Makatsaria	Director and Chief Executive Officer (Principal Executive Officer)	June 12, 2024
Vladimir Makatsaria

/s/ Alex Shvartsburg	Chief Financial Officer (Principal Accounting and Financial Officer)	June 12, 2024
Alex Shvartsburg

/s/ William A. Kozy	Chair of the Board of Directors	June 12, 2024
William A. Kozy

/s/ J. Christopher Barry	Director	June 12, 2024
J. Christopher Barry

/s/ Francesco Bianchi	Director	June 12, 2024
Francesco Bianchi

/s/ Stacy Enxing Seng	Director	June 12, 2024
Stacy Enxing Seng

/s/ Sharon O’Kane	Director	June 12, 2024
Sharon O’Kane

/s/ Todd C. Schermerhorn	Director	June 12, 2024
Todd C. Schermerhorn

/s/ Brooke Story	Director	June 12, 2024
Brooke Story

/s/ Peter Wilver	Director	June 12, 2024
Peter Wilver

/s/ Lindsey R. Little	Authorized Representative in the United States	June 12, 2024
Lindsey R. Little